Exhibit 99.1

Press Release

Atomera Appoints Industry Veteran, Licensing Expert Jeff Lewis to Lead Marketing and Business Development

LOS GATOS, Calif., June 2, 2021 – Atomera Incorporated (Nasdaq: ATOM), a semiconductor materials and technology licensing company, announced the appointment of Jeff Lewis as senior vice president of marketing and business development. In this leadership role, Lewis will be focused on continuing to advance and deploy Atomera’s patented MST® technology and expand strategic business relationships to enable customers’ success.

Lewis has extensive experience in the semiconductor IP, memory, and EDA industries, focusing on licensing technologies into the $450 billion semiconductor industry and working closely with the world’s leading semiconductor chip and wafer fab equipment manufacturers.

“With Atomera’s growing portfolio of technologies, applications, and customer engagements, it is vital that strong executives guide our patented MST technology to the market,” said Scott Bibaud, president and CEO, Atomera. “Jeff’s expertise in transistor technology, deep relationships in the semiconductor industry and strategic vision will allow Atomera to improve outcomes with our partners and customers.”

“I am thrilled to be joining the Atomera team,” said Jeff Lewis. “Atomera’s innovative technologies dramatically lower the cost and power consumption of semiconductor devices – thus enabling significant advances in mobile, AI, automotive, and other application segments.”

Most recently, Lewis was senior vice president of business development at Spin Memory, an MRAM IP supplier solving memory challenges vital for AI, ADAS, 5G, IoT and more. Prior to Spin Memory, he was the SVP of business development and marketing at SuVolta, Inc., where he directed the company’s licensing, and customer and market engagement activities.

Additional leadership roles include President and CEO of CiraNova, an EDA software company acquired by Synopsys, SVP of business development and marketing at Innovative Silicon, and vice president positions at FormFactor, Artisan Components and Compass Design Automation.

Lewis earned an MBA from UC Berkeley Haas School of Business, holds a Bachelor of Science degree in Electrical Engineering, and a Bachelor of Arts degree in Economics from UC Berkeley.

About Atomera

Atomera Incorporated is a semiconductor materials and technology licensing company focused on deploying its proprietary, silicon-proven technology into the semiconductor industry. For more information, please visit Atomera.com.

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Safe Harbor

This press release contains forward-looking statements concerning Atomera Incorporated, including statements regarding the prospects for the semiconductor industry generally and the ability of our MST technology to significantly improve semiconductor performance. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (1) the fact that, to date, we have only recognized minimal engineering services and licensing revenues, thus subjecting us to all of the risks inherent in an early-stage enterprise; (2) risks related our ability to successfully complete the milestones in our joint development agreement or, even if successfully completed, to reach a commercial distribution license with our JDA customer; (3) risks related to our ability to advance the licensing arrangements with our initial integration licensees, Asahi Kasei Microdevices, ST Microelectronics and our fabless licensee, to royalty-based manufacturing and distribution licenses or our ability to add other licensees; (4) risks related to our ability to raise sufficient capital, as and when needed, to pursue the further development, licensing and commercialization of our MST technology; (5) our ability to protect our proprietary technology, trade secrets and knowhow and (6) those other risks disclosed in the section "Risk Factors" included in our annual Report on Form 10-K filed with the SEC on February 19, 2021. We caution readers not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Investor Contact:

Mike Bishop

(415) 894-9633

investor@atomera.com

Media Contact:

Jeremy Hyatt

(949) 607-9000

pr@gflashmedia.com

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